                            SCHEDULE 14C INFORMATION

      INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Information Statement       [ ] Confidential, for Use of
[x]  Definitive Information Statement            the Commission Only (as
                                                 permitted by Rule 14c-5(d)(2))


                          PVC Container Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
  (Name of Person(s) Filing Information Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                            PVC CONTAINER CORPORATION
                              2 INDUSTRIAL WAY WEST
                        EATONTOWN, NEW JERSEY 07724-2202
                                 (732) 542-0060

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

      The Annual Meeting of the stockholders of PVC Container Corporation (the "Company"), a Delaware corporation, will be held at the Company's executive offices located at 2 Industrial Way West, Eatontown New Jersey 07724, Tel. (732) 542-0060, Fax. (732) 542-7706 on December 8, 2004 at 9:00 o'clock in the
forenoon E.S.T. to act upon the following

      1. To elect a Board of Directors consisting of six existing directors to serve until the next Annual Meeting and until their respective successors shall be elected and qualify;

      2. To approve the selection of independent auditors for the Company for its fiscal year ending June 30, 2005; and

      3. To transact such other business as may properly come before the meeting or any adjournment thereof.

      4. Only stockholders of record as of the close of business on October 29, 2004 will be entitled to vote at the meeting.

                                            By Order of the Board of Directors

                                            Herbert S. Meeker
                                            Secretary

Eatontown, New Jersey
November 18, 2004

                            PVC CONTAINER CORPORATION
                              INFORMATION STATEMENT

      This Information Statement is being furnished to you in connection with the annual meeting of stockholders of PVC Container Corporation (the "Company") to be held on December 8, 2004 at 9:00 o'clock in the forenoon E.S.T. at the Company's principal executive offices.

                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY

      The address of the principal executive offices of the Company is 2 Industrial Way West, Eatontown, New Jersey 07724. The approximate date this Information Statement is first being sent to stockholders is November 18, 2004.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

      The common stock, par value $.01 per share, of the Company (the "Common Stock") is the only authorized voting security of the Company. The record date for determining holders of Common Stock entitled to vote is October 29, 2004. On that date, 7,042,393 shares of Common Stock were outstanding, each of which is entitled to one vote. The Common Stock does not have cumulative voting rights.

      The following table sets forth, as of October 29, 2004, the beneficial ownership of Common Stock of (i) any person who is known by the Company to own more than 5% of the voting securities of the Company, (ii) each of the Company's executive officers named in the Summary Compensation Table (collectively, the "Named Executive Officers"), (iii) each director, and (iv) all directors and executive officers of the Company as a group. Except as otherwise indicated, the Company believes, based on information furnished by such owners, that the beneficial owners of the Company's common stock listed below have sole voting and investment power with respect to such shares, subject to any applicable community property laws. Beneficial ownership of the Common Stock has been determined for this purpose in accordance with the applicable rules and regulations promulgated under the Securities Exchange Act of 1934 (the "Exchange Act").

                                                      Amount and Nature of
      Name of Beneficial Owner                        Beneficial Ownership       Percent of Class
      ------------------------                        --------------------       ----------------
Kirtland Capital Partners II L.P. ("KCP II")(1)             4,110,679                   58.4%
Lionheart Group Inc.(2)                                       978,869                   14.0%
Kirtland Capital Company II ("KCC II")(1)                     356,736                    5.1%
Phillip L. Friedman(3)                                        567,666                    7.9%
William J. Bergen                                                 -0-
Jeffrey Shapiro(4)                                             41,000                      *

Joel F. Roberts(5)                                             47,375                      *
Michael Sherwin(6)                                             31,000                      *
John F. Turben(7)                                           4,502,415                   63.8%
Michael Lynch(8)                                               10,000                      *
John G. Nestor(9)                                           4,477,415                   63.5%

All directors and executive officers as a group (7          5,209,456                   71.3%
persons)(10)

----------

*     Less than 1%

(1) KCP II acquired on December 12, 1996 an aggregate of 4,110,679 shares of Common Stock and KCC II acquired on December 12, 1996 and January 3, 1997 an aggregate of 356,736 shares of Common Stock, which shares are owned directly and beneficially by KCP II and KCC II, respectively. Collectively, KCP II and KCC II beneficially own 4,467,415 shares of Common Stock, which constitutes 63.4% of the outstanding shares of Common Stock. The address for each of KCP II and KCC II is 3201 Enterprise Parkway-Suite 200, Beachwood, Ohio 44122.

(2) Information reported is based on a Form 4 as filed with the Securities and Exchange Commission on June 7, 2004 by Lionheart Group Inc. and C. Duncan Soukup. The Form 4 provided that 978,869 shares of Common Stock were owned by Lionheart Group Inc. and 34,000 shares of Common Stock were owned individually by Mr. Soukup, President of Lionheart Group Inc. Mr. Soukup disclaims beneficial ownership of the shares owned by Lionheart Group Inc., except to the extent of his pecuniary interest therein. The address for each of Lionheart Group Inc. and Mr. Soukup is 118 E. 25th Street, 8th Floor, New York, New York 10010.

(3) Includes 167,500 shares of Common Stock that may be acquired upon exercise of options granted under the 1996 Incentive Stock Option Plan of the Company ("Option Plan") that are exercisable within 60 days of October 29, 2004.

(4) Includes 24,000 shares of Common Stock that may be acquired upon exercise of options granted under the Option Plan that are exercisable within 60 days of October 29, 2004.

(5) Includes 33,500 shares of Common Stock that may be acquired upon exercise of options granted under the Option Plan that are exercisable within 60 days of October 29, 2004.

(6) Includes 10,000 shares of Common Stock that may be acquired upon exercise of options granted under the Option Plan that are exercisable within 60 days of October 29, 2004. Mr. Sherwin has a 10% interest in Midwest Forge Corporation, which has a .0143% direct interest as a limited partner in KCP II. Mr. Sherwin disclaims beneficial ownership of the interest of Midwest Forge Corporation in KCP II.

(7) Includes 10,000 shares of Common Stock that may be acquired upon exercise of options granted under the Option Plan that are exercisable within 60 days of October 29, 2004. Also includes 4,110,679 shares of Common Stock owned by KCP II and 356,736 shares of Common Stock owned by KCC II. Mr. Turben is the Chairman of the Board of Directors of Kirtland Capital Corp., an Ohio corporation, which is the general partner that controls KCP II and has sole voting and investment power over all of the Common Stock owned by KCP II.

      Kirtland Capital Corp. is also the general partner of Evergreen Partners II L.P., an Ohio limited partnership, which is the managing member of KCC
      II. Kirtland Capital Corp. has sole voting and investment power over all of the common stock owned by KCC II. Mr. Turben disclaims beneficial ownership of the shares of Common Stock owned by KCP II and KCC II. Mr. Turben's address is c/o Kirtland Capital Corp., 3201 Enterprise Parkway-Suite 200, Beachwood, Ohio 44122.

(8) Includes 10,000 shares of Common Stock that may be acquired upon exercise of options granted under the Option Plan that are exercisable within 60 days of October 29, 2004.

(9) Includes 10,000 shares of Common Stock that may be acquired upon exercise of options granted under the Option Plan that are exercisable within 60 days of October 29, 2004. Also includes 4,110,679 shares of Common Stock owned by KCP II and 356,736 shares of Common Stock owned by KCC II. Mr. Nestor is the President and a director of Kirtland Capital Corp., an Ohio corporation, which is the general partner that controls KCP II and has sole voting and investment power over all of the Common Stock owned by KCP
      II. Kirtland Capital Corp. is also the general partner of Evergreen Partners II L.P., an Ohio limited partnership, which is the managing member of KCC II. Kirtland Capital Corp. has sole voting and investment power over all of the common stock owned by KCC II. Mr. Nestor disclaims beneficial ownership of the shares of Common Stock owned by of KCP II and KCC II. Mr. Nestor's address is c/o Kirtland Capital Corp., 3201 Enterprise Parkway-Suite 200, Beachwood, Ohio 44122.

(10) Includes 265,000 shares of Common Stock that may be acquired upon exercise of options granted under the Option Plan that are exercisable within 60 days of October 29, 2004.

BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act requires that the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than 10% equity holders are required by Securities and Exchange Commission rules to furnish the Company with copies of all forms they file. Based solely on its review of the copies of such forms received by us and written representations from certain reporting persons, the Company believes that, during the fiscal year ended June 30, 2004, all Section 16(a) filing requirements applicable to its executive officers, directors and 10% equity holders were satisfied.

                              ELECTION OF DIRECTORS

      At the Annual Meeting, six persons will be proposed to serve as directors of the Company until their successors have been duly elected and qualified as provided in the Certificate of Incorporation, as amended, and the By-Laws, as amended and restated, of the Company. All such persons have been previously elected as directors of the Company. The following persons have consented to be nominated and, if elected, to serve as Directors of the Company. None of the nominees is related by blood, marriage or adoption to any other director or executive officer of the Company nor is a party adverse to the Company or any of its subsidiaries in any material proceeding nor has any beneficial interest adverse to the Company or any of its subsidiaries. For information as to directors' beneficial ownership of Common Stock, see the foregoing "Security Ownership of Certain Beneficial Owners and Management."

      PHILLIP L. FRIEDMAN, 57, has served as the President and Chief Executive Officer since 1981 until September 2, 2004 when he resigned as President and Chief Executive Officer and was appointed Chairman of the Board. He will continue as an employee of the Company until December 31, 2004 and thereafter will serve as a consultant to the Company and remain as a member of the Board and serve as Chairman of the Board. Prior to joining the Company, he was employed by Occidental Chemical Corporation (formerly Hooker Chemical Corporation), a leading manufacturer and supplier of PVC resins and compounds, for 12 years. His responsibilities at Occidental culminated in a five-year tenure as Manager of Business Development and Director of Commercial Development for the Polyvinyl Chloride Plastics Division. As the Director of Commercial Development, he was responsible for coordinating and commercializing various research and development projects within the plastics industry. Mr. Friedman received a BS in chemical engineering from Pratt Institute and pursued graduate studies in business administration at Temple University. He is a member of the Executive Committee of the Board of Directors of the Company.

      WILLIAM J. BERGEN, 39, joined the Company on September 2, 2004 when he was elected President and Chief Executive Officer and a Director. Mr. Bergen served as Vice President and General Manager -- Plastics Americas Business Unit of Alcan, Inc., a provider of aluminum and packaging products, from 2003 to September 2004. Mr. Bergen also served in various capacities for International Paper Company, a forest products company, including as its General Manager of its Release Products Business, from 2001 to 2003, Regional Vice President-Sherwood Packaging Division from 2000 to 2001, and Business Unit Manager, Folding Cartons, from 1997 to 2000.

      MICHAEL SHERWIN, 63, has served as the Vice Chairman of Mid-West Forge Corporation, a manufacturer of shafts, since 1987 and as Chairman and Chief Executive Officer of Columbiana Boiler Company, a manufacturer of kettles, pressure vessels and transportation packages, since 1980. Prior to joining Mid-West Forge Corporation, Mr. Sherwin was the President of National City Venture Corporation and National City Capital Corporation, both subsidiaries of National City Corporation. He is a member of the Executive Committee and Audit Committee of the Board of Directors of the Company.

      JOHN F. TURBEN, 69, has served as the Chairman of the Board of Kirtland Capital Corp., a privately funded investment company, since 1984. He serves as Chairman of Fairport Asset Management LLC and Instron Corporation. He is also Chairman of the Executive Committee of Fairmount Minerals, Ltd. He is a director of NACCO Industries and Gries Financial LLC and PDM Bridge LLC. He is a member of the Board of Directors of the Company and of its Executive Committee.

      MICHAEL LYNCH, 56, has served as the Senior Vice President of Oldcastle, Inc., a U.S. subsidiary of CRHPL, an international buildings materials company headquartered in Ireland, since 1992. Mr. Lynch has also served as the Chief Executive Officer of Allied Buildings Products Corp., a subsidiary of Oldcastle, Inc., since 2001. He is a member of the Audit Committee of the Board of Directors of the Company.

      JOHN G. NESTOR, 59, is the President and a director of Kirtland Capital Corp., a privately funded investment company, and has been associated with such company since March 1986. Prior to joining Kirtland Capital Corp., Mr. Nestor spent 17 years at Continental Bank. He serves as Chairman of TruSeal Technologies, Inc. and Essex Crane Rental Corp. Mr. Nestor is a director of Fairmount Minerals Ltd., R Tape Corp. and PDM Bridge LLC. He is a member of the Audit Committee of the Board of Directors of the Company.

COMMITTEES AND MEETINGS

      The business affairs of the Company are managed by the Board of Directors. Members of the Board are informed about the Company's affairs through presentations, reports and other documents distributed to them, through operating and financial reports routinely presented at meetings and through other means. In addition, the Company's directors perform their duties throughout the year not only by attending Board meetings, but also through personal meetings and other communications, including telephone contact with members of management and others regarding matters of interest and concern to the Company.

      The Board of Directors has two standing committees: the Executive Committee and the Audit Committee. The Board of Directors has not established a compensation, nominating committee and/or a corporate governance committee. However, the Board of Directors believes that the nomination of directors and other issues normally considered by these committees can be effectively managed by the Board of Directors, the Executive Committee or by the Audit Committee.

      The Executive Committee is authorized to exercise the power and authority of the Board of Directors on all matters, except as expressly limited by applicable law, in the interim period between meetings of the Board of Directors. The current members of the Executive Committee are Messrs. Turben (Chairman), Friedman and Sherwin. The Executive Committee did not meet during the fiscal year ended June 30, 2004.

      The Audit Committee recommends to the Board of Directors the firm to be selected each year as independent auditors of the Company's financial statements and to perform services related to such audit. The Audit Committee also has responsibility for (i) reviewing the scope and results of the audit with the independent auditors, (ii) reviewing the Company's financial condition and results of operations with management, (iii) considering the adequacy of the internal accounting, bookkeeping and control procedures of the Company, and (iv) reviewing any non-audit services and special engagements to be performed by the independent auditors and considering the effect of such performance on the auditors' independence. The Audit Committee, in addition to being directly responsible for the appointment of the independent auditors of the Company, is directly responsible for the compensation and the oversight of the work of the Company's independent auditors, including the resolution of any disagreements between management of the Company and the independent auditors relating to financial reporting. The Audit Committee is also responsible for procedures and handling accounting and auditing complaints and has the authority and funding to engage the independent auditors.

      The current members of the Audit Committee are Messrs. Sherwin (Chairman), Nestor and Lynch. Each member of the Audit Committee is "independent" (as such term is defined in Rule 4700 (a) (14) of the NASD listing standards). Notwithstanding the management agreement and the ownership of the Company's common stock by Kirtland Capital Partners II L.P. and Kirtland Capital Company II and Mr. Nestor's position with Kirtland Capital Corp. described under "Certain Relationships and Related Transactions" and "Security Ownership Certain Beneficial Owners and Management", the Company's Board of Directors does not believe that such relationships interfere with the exercise by Mr. Nestor of independent judgment in carrying out his responsibilities as a director and as a member of the Audit Committee in accordance with Rule 4200(a)(15) of NASD listing standards and that, based upon his considerable business and financial background, his membership on the Audit Committee is in the best interests of the Company and its stockholders. The Board of Directors has determined that Audit Committee has at least one "audit committee financial expert" (as such term is defined in Item 401 of Regulation S-K), and such expert is Mr. Lynch, who is also "independent" (as such term is used in Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act). The Audit Committee has adopted a written charter, a copy of which is annexed to this Information Statement. The Audit Committee has also adopted a statement of policy regarding accounting financial and business complaints and concerns. The Audit Committee held four meetings during the fiscal year ended June 30, 2004.

      During the fiscal year ended June 30, 2004, the Company's Board of Directors held four meetings. Each director attended at least 75% of the total meetings held by the Board of Directors and by all committees on which such director served during such fiscal year.

COMPENSATION OF THE BOARD OF DIRECTORS

      Directors are reimbursed for reasonable expenses actually incurred in connection with attending each formal meeting of the Board of Directors or any committee thereof. In addition, each director of the Company is paid $1,250 per quarter.

DIRECTORS AND EXECUTIVE OFFICERS

      The following table sets forth the directors and executive officers of the Company as of November 18, 2004.

                                       Held
      Name                Age      Office Since            Offices with the Company
      ----                ---      ------------            ------------------------
Phillip L. Friedman       57           1981         Chairman and Director
William J. Bergen         39           2004         President, Chief Executive Officer and Director
Jeffrey Shapiro           55           2000         Senior Vice President and Chief Financial Officer
Joel F. Roberts           62           1999         Senior Vice President Operations
Michael Sherwin           63           1996         Director
John F. Turben            69           1996         Director
Michael Lynch             56           2002         Director
John G. Nestor            59           2001         Director

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The Board of Directors has not established a compensation committee. Decisions with respect to the compensation of the Company's executive officers are made by the entire Board of Directors. During the fiscal year ended June 30, 2004, Mr. Friedman, then the President and Chief Executive Officer of the Company who is also a member of the Board of Directors, participated in deliberations of the Board of Directors concerning executive officer compensation. No interlocking relationship presently exists between any member of the Board of Directors and any member of the board of directors or compensation committee of any other company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      The Company has entered into a management agreement with Kirtland Capital Corp., pursuant to which Kirtland Capital Corp. receives $25,000 per month for the provision of management services. As described above under "Security Ownership of Certain Beneficial Owners and Management," collectively KCP II and KCC II beneficially own 4,467,415 shares of Common Stock, which constitutes approximately 63.4% of the outstanding shares of Common Stock. Kirtland Capital Corp. is the general partner that controls KCP II and has sole voting and investment power over the shares of Common Stock owned by KCP II. Kirtland Capital Corp. is the general partner of Evergreen Partners II L.P., which is the managing member of KCC II, and has sole voting and investment power of the shares of Common Stock owned by KCC II. Mr. Turben is Chairman of the Board of Kirtland Capital Corp., and Mr. Nestor is the President and a director of Kirtland Capital Corp.

                           EXECUTIVE COMPENSATION AND
                          TRANSACTIONS WITH MANAGEMENT

      The following table sets forth, for the fiscal years ended June 30, 2004, 2003 and 2002, compensation paid by the Company to its chief executive officer and to each of the executive officers of the Company whose total annual salary and bonus exceed $100,000:

SUMMARY COMPENSATION TABLE

                                                                   Long Term
                                                                  Compensation
                                      Annual                         Awards
                                   Compensation                   ------------
                                   ------------                       LTIP            All Other
     Name and                        Salary               Bonus     Payouts         Compensation
 Principal Position        Year       ($)                   ($)         $              ($)
----------------------     ----      -------             -------     -------        ------------
Phillip L. Friedman        2004      250,000              50,000         --            1,901
President, Chief           2003      250,000             112,500     45,497            3,509
Executive Officer &        2002      225,000             121,000     81,472            1,050
Chairman (1)
                           2004      173,688              10,000         --           11,298
Jeffrey Shapiro            2003      157,658              26,566         --           12,022
Chief Financial Officer    2002      149,127              55,900         --            2,042

                                                                     Long Term
                                                                    Compensation
                                      Annual                           Awards
                                   Compensation                     ------------
                                   ------------                       LTIP            All Other
     Name and                         Salary              Bonus     Payouts         Compensation
 Principal Position        Year        ($)                 ($)          $              ($)
---------------------     ------   ------------          --------   ------------    ------------
Joel F. Roberts            2004      147,272              10,000          --          11,088
Sr. V.P.-Operations        2003      132,252              20,150      30,673          10,350
                           2002      126,073              29,282      50,369           1,350

(1) Mr. Friedman resigned as President and Chief Executive Officer on September 2, 2004. Mr. Friedman was named Chairman of the Board on September 2, 2004 and remains an employee of the Company.

STOCK OPTION GRANTS

      During the fiscal year ended June 30, 2004, the Company did not grant any options to purchase shares of Common Stock to any of the above-named executive officers of the Company.

AGGREGATED FISCAL YEAR-END OPTION VALUES

                     Shares                    Number of Securities Underlying     Value of Unexercised
                    Acquired         Value      Unexercised Options at Fiscal      In-The-Money Options
                       On          Realized           Year End (#)                 At Fiscal Year End ($)
Name (1)            Exercise          ($)         Exercisable/Unexercisable    Exercisable/Unexercisable(2)
Phillip L.Friedman      --             --              171,250/3,750                     --/--
Jeffrey Shapiro         --             --               29,750/3,250                     --/--
Joel F. Roberts         --             --               39,000/3,000                     --/--

(1) Only those options held at the end of the fiscal year ended June 30, 2004 of the Company are listed.\

(2) All exercisable options were out-of-the-money as at June 30, 2004.

LONG TERM INCENTIVE PLAN

      Under the Company's Long Term Incentive Plan, there were no grants during the fiscal year ended June 30, 2004.

PROFIT SHARING SAVINGS PLAN

      On September 29, 1983, the Board of Directors adopted the PVC Container Corporation Profit Sharing Savings Plan (the "Plan"), which Plan became effective July 1, 1984. The Plan supersedes the 1980 PVC Container Corporation Profit Sharing Pension Plan. All employees of the Company who have completed one year of service and are not covered by a collective bargaining agreement are eligible for participation in the Plan.

      The Plan has been drafted to comply with Section 401(k) of the Internal Revenue Code. Each participating employee can the maximum allowed by law of his salary into his Plan account, and the Company makes a matching contribution. Such contribution for the fiscal year ended June 30, 2004 was in an amount equal to 25% on the first 6% of the non-union employees pre-tax contributions, and 10% on the first 6% of the union employees pre-tax contributions. Contributions are made by the Company on a monthly basis. In addition to matching contributions, the Company, at its option, may make payments based on a percentage of quarterly profits. Such payments can be made directly to or for the Plan account of participating employees and are based on a percentage of the employee's compensation. The Company made discretionary payments during the fiscal year ended June 30, 2004 of $136,594 which amount includes the 25% and 10% contributions referred to above. All amounts deferred by and paid to executive officers of the Company pursuant to the Plan have been included in "Executive Compensation and Transactions with Management."

DEFERRED COMPENSATION PLAN

      On June 4, 1986, the Board of Directors approved the establishment of a Deferred Compensation Plan, effective July 1, 1986, under which executives of the Company may defer and accrue for three years a certain amount of the compensation due them. No deferred compensation was accrued as at June 30, 2004.

EMPLOYMENT AGREEMENTS

      William J. Bergen and the Company entered into an employment agreement, effective as of September 2, 2004, pursuant to which Mr. Bergen agreed to serve as the Company's President and Chief Executive Officer. The employment agreement currently provides for, among other things, compensation consisting of a base salary of $240,000 per annum until Sept 1, 2005, when the term of agreement expires unless further extended. Additionally, the employment agreement provides for incentive compensation based upon the equity value of the Company. The employment agreement also provides for certain benefits payable to Mr. Bergen in the event the agreement is not renewed, or the death or disability of Mr. Bergen.

      Mr. Phillip L. Friedman has resigned from his position as President and Chief Executive Officer effective September 2, 2004. As severance compensation, the Company shall pay Mr. Friedman an amount equal to $710,000. The agreement provides for other benefits to be provided subsequent to December 31, 2004. He will continue as an employee of the Company until December 31, 2004 and thereafter will serve as a consultant to the Company and remain as a member of the Board and serve as Chairman of the Board.

                        REPORT ON EXECUTIVE COMPENSATION
                            BY THE BOARD OF DIRECTORS

COMPENSATION POLICY

      The Company's Board of Directors or its Executive Committee (for purposes of this discussion, the "Board") is responsible for setting and administering the policies that govern annual executive salaries, raise and bonuses and the award of stock options under the Company's 1996 Incentive Stock Option Plan. The Board is presently composed of six members, one of whom is an executive officer of the Company.

      The general policy of the Board is to provide compensation to the Chief Executive Officer and the Company's other executive officers that reflects the contribution of such executives, the Company's growth in sales and earnings, the enhancement of stockholder value as reflected in the growth of the Company's market capitalization and the implementation of the strategic plans consistent with the long-term growth objectives of the Company. Contributions to specific Company objectives, which include development of new product opportunities, the successful marketing of the Company's principal products and research and development work that is the basis for some new products, are evaluated in setting compensation policy. Growth in sales and earnings is the primary factor in the consideration of compensation at the executive levels. In addition, and in order to assure the Company's ability to attract and retain managerial talent, an attempt is made to keep compensation competitive with compensation offered by other companies of comparable size and performance. Executive compensation decisions have traditionally been made on a calendar year basis.

COMPANY PERFORMANCE AND CHIEF EXECUTIVE OFFICER COMPENSATION

      The Chief Executive Officer's compensation is determined primarily by his employment agreement with the Company, which, as indicated above, relates in part to of the Company's financial performance. The compensation of the Chief Executive Officer is described above under the caption entitled "Employment Agreements". The Chief Executive Officer's compensation is believed to be fair and reasonable in light of compensation paid to chief executive officers of companies that have comparable sales and earnings, and also considering the growth of the Company during the Chief Executive Officer's employment by the Company.

      This report is submitted on behalf of the Board of Directors

                                                            Michael Sherwin
                                                            John F. Turben
                                                            Michael Lynch
                                                            John G. Nestor
                                                            Phillip L. Friedman
                                                            William J.Bergen

                             AUDIT COMMITTEE REPORT

      The Audit Committee has (1) reviewed and discussed with the Company's management and the Company's independent auditors the audited financial statements for the year ended June 30, 2004, (2) discussed with the independent auditors the matters required by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, Communications with Audit Committees), (3) received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independent Discussion With Audit Committees), and (4) discussed with the independent auditors their independence based upon these reviews and discussions.

      Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited financial statements for the year June 30, 2004 be included in the Company's Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

      This report is submitted on behalf of the Audit Committee.

                                                      Michael Sherwin, Chairman
                                                      Michael Lynch
                                                      John G. Nestor

                                PERFORMANCE GRAPH

      The following graph compares the cumulative total stockholder return on the Common Stock for the last five fiscal years of the Company ending on June 30, 2004 with the cumulative total return for the NASDAQ (US companies) and the NASDAQ stocks (SIC 3000-3099) over the same period (assuming an investment of $100 in the common stock in each of the two NASDAQ indexes on June 30, 1999 and the reinvestment of all dividends).

                Comparison of Five-Year Cumulative Total Returns
                              Performance Graph for
                            PVC Container Corporation

               Produced on 08/11/2004 including data to 06/30/2004

                              [PERFORMANCE GRAPH]

                                     Legend

Symbol          CRSP Total Returns Index for              06/1999   06/2000   06/2001   06/2002  06/2003  06/2004
------          ----------------------------              -------   -------   -------   -------  -------  -------
_______  -  PVC Container Corporation                       100.0      74.8     47.1       30.5    44.9     29.9
-------  -  Nasdaq Stock Market (US Companies)              100.0     147.8     80.3       54.7    60.7     76.5
.......   -  NASDAQ Stocks (SIC 3000-3099 US Companies)      100.0      79.1     79.1       80.6    61.8     79.6
            Rubber and miscellaneous plastic products

NOTES:

A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.

B. The indexes are reweighted daily using the market capitalization on the previous trading day.

C. If the monthly interval,based on the fiscal year - end, is not a trading day,the preceding trading day is used.

D. The index level for all series was set to $100.0 on 06/30/1999.

E. Data for PVC Container Corporation from 06/2002 to 06/2004 was provided by client.

      Prepared by CRSP(www.crsp.uchicago.edu),Center for Research in Security Prices,Graduate School of Business, The University of Chicago. Used with permission. All rights reserved.

                                       11                         Copyright 2004

                     RATIFICATION OF THE APPOINTMENT OF THE
                    COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS

      The Board of Directors recommends that the accounting firm of Ernst & Young LLP be approved to serve as the Company's independent auditors and to audit the Company's financial statements for the fiscal year ending June 30, 2005. The holders of a majority of the Common Stock consented to such firm's engagement as the Company's independent auditors for the fiscal year ended June 30, 2004. It is not anticipated that a representative of such firm will attend the annual meeting.

      Ernst & Young LLP performed various audit and other services for the Company during fiscal year 2004. Such services included an audit of annual financial statements, interim review of quarterly financial statements, tax compliance and consulting services, employee benefit plan audits, financial accounting and reporting matters, and meetings with the Audit Committee of the Board of Directors.

FEES PAID TO THE COMPANY'S AUDITORS

      Set forth below is certain information concerning fees billed to the Company by Ernst & Young LLP in respect of services provided in fiscal 2004 and 2003. The Audit Committee has determined that the provision of the provided services is compatible with maintaining the independence of Ernst & Young LLP.

    Fees                               2004                    2003
Audit Fees                           230,000                 192,100
Audit Related Fees                    44,000                  28,000
Tax Fees                              79,800                  69,100
All Other Fees                           -0-                     -0-
TOTAL                                353,800                 289,200

      Audit Fees. Annual audit fees relate to services rendered in connection with the audit of the annual financial statements included in the Company's Form 10-Q filing, the quarterly reviews of financial statements included in our Form 10-Q filings.

      Audit Related Fees: Audit related fees are for professional service rendered by Earnst & Young LLP for fiscal years 2004 or 2003, respectively in connection with employee benefit plan audits.

      Tax Fees: The fiscal 2004 and 2003 fees primarily related to tax services including fees for tax compliance, tax advice and tax planning.

      All Other Fees: No professional services were rendered or billed by Ernst & Young LLP for financial information systems design and implementation for the fiscal years 2004 and 2003.

PRE-APPROVAL POLICIES

      The Audit Committee pre-approves all audit and non-audit service provided by our independent auditors prior to the engagement of the independent auditors with respect to such services.

      The stockholders are being asked to ratify the Board's appointment of Ernst & Young LLP. The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting is required for the ratification and approval of the appointment of independent accountants. All shares of common stock represented by valid proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted in the manner specified. If you execute and return a proxy without instruction, your shares will be voted for ratification of the appointment of Ernst & Young LLP as independent accountants for the Company for fiscal year 2005.

                                  ANNUAL REPORT

      The annual report to stockholders concerning the operations of the Company for the fiscal year ended June 30, 2004, including financial statements for that year, accompanies this Information Statement.

                  STOCKHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

      Stockholder proposals for consideration at the annual meeting of stockholders expected to be held in December 2005, must be received by the Company no later than September 30, 2005 in order for them to be included in the information statement for the 2004 annual meeting of stockholders. In order to be included, proposals must be proper under law and must comply with the applicable rules and regulations of the Securities and Exchange Commission.

                                  OTHER MATTERS

      The Board of Directors is not aware of any other matters which are to be presented at the Annual Meeting. However, if any other matter should properly come before the Annual Meeting, the persons entitled to vote on that matter will be given the opportunity to do so.

      The above notice and Information Statement are sent by order of the Board of Directors.

                                            Herbert S. Meeker, Secretary
                                            Eatontown,New Jersey
                                            November 18, 2004

                                 AUDIT COMMITTEE

                                   CHARTER OF
                           PVC CONTAINER CORPORATION

Organization:

      This charter governs the operation of the audit committee ("Committee") of PVC Container Corporation (the "Company"). The Committee shall review and reassess the charter at least annually and obtain the approval of the Board of Directors of the Company. The Committee shall be appointed by the Board of Directors and shall comprise at least three directors, each of whom are independent of management and the Company. Members of the Committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All Committee members shall be financially literate (or shall become financially literate within a reasonable period of time after appointment to the Committee), and at least one member shall have accounting or related financial management expertise.

Statement of Policy:

      The Committee shall provide assistance to the Board of Directors in fulfilling their oversight responsibilities to shareholders, potential shareholders, the investment community and others relating to the Company's financial statements and financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the board. In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, independent auditors, the internal auditors and management of the Company. In discharging it's oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.

Responsibilities and Processes:

      The primary responsibilities of the Committee are to oversee the Company's financial reporting process on behalf of the Board of Directors and report the results of their activities to the Board of Directors. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The Committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible in order to best react to changing conditions and circumstances. The Committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

      The following shall be the principal recurring processes of the Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Committee may supplement them from time to time, as appropriate.

            (i) The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board of Directors and the Committee, as representatives of the Company's shareholders. The Committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The Committee shall discuss with auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standard Board. Annually, the Committee shall review and recommend to the Board of Directors the selection of the Company's independent auditors, subject to shareholders' approval.

            (ii) The Committee shall discuss with internal auditors and the independent auditors the overall scope and plans for their respective audits, including the adequacy and compensation. Also, the Committee shall discuss with management, the internal auditors, and the independent auditors, the adequacy and effectiveness of the accounting and the financial controls, including the Company's systems to monitor and manage business risk, and the legal and ethical compliance programs. Further, the Committee shall meet separately with the internal auditors, with and without management present to discuss the results of their examination.

            (iii) The Committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. The chair of the Committee may request the attendance of the entire Committee for the purpose of this review.

            (iv) The Committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgement about the quality, not just acceptability, of accounting principals, the reasonableness of significant judgements and the clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted standards.